                                                                    EXHIBIT 3.17

                                STATE OF ARIZONA
                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                            OF PHOENIX FUEL CO., INC.

            Pursuant to the provisions of A.R.S. Section 10-061, the undersigned corporation adopts the following attached articles of amendment to its articles of incorporation:

FIRST:      The name of the corporation is Phoenix Fuel Co., Inc.

SECOND: The document attached hereto as exhibit A sets forth amendments to the articles of incorporation which were adopted by the shareholders of the corporation on March 31, 1981, in the manner prescribed by A.R.S. Section 10-059.

THIRD: The number of shares outstanding at the time of such adoption was 560 and the number of shares entitled to vote thereon was 560.

FOURTH:     The corporation has outstanding only a single class of stock.

FIFTH: The number of shares voted for the amendments was 560 and the number of shares voted against the amendment was 0.

SIXTH: The amendments do no effect any exchange, reclassification, or cancellation of issued shares.

SEVENTH: The amendments do not effect a change in the amount of stated capital.

EIGHTH: The amendments remove the corporation's limited period of existence and thereby provide for perpetual succession.

            DATED:      March 31, 1981.

                                    Phoenix Fuel Co., Inc.

                                    By    /s/ J.W. Wilhoit
                                      -----------------------------------
                                          J. W. Wilhoit, President

                                    By    /s/ T.A. Wilhoit
                                      -----------------------------------
                                          T.A. Wilhoit, Secretary

                                ACKNOWLEDGEMENTS

STATE OF ARIZONA        )
                        )  ss.
County of Maricopa      )

            The foregoing instrument was acknowledged before me this 31st day of March, 1981, by J. W. Wilhoit, President of Phoenix Fuel Co., Inc., an Arizona corporation, on behalf of the corporation.


                                          /s/ David Frazer
                                          -----------------------------------
                                                Notary Public

My Commission Expires:

July 7, 1984
------------------

STATE OF ARIZONA        )
                        )  ss.
County of Maricopa      )

            The foregoing instrument was acknowledged before me this 31st day of March, 1981, by T. A. Wilhoit, Secretary of Phoenix Fuel Co., Inc., an Arizona corporation, on behalf of the corporation.


                                          /s/ David Frazer
                                          -----------------------------------
                                                Notary Public


My Commission Expires:

July 7, 1984
--------------------

                                    EXHIBIT A


            1. The following Article X is hereby added to the Articles of Incorporation of Phoenix Fuel Co., Inc.:

                                   "ARTICLE X

            Subject to the further provisions hereof, the corporation shall indemnify any and all of its existing and former directors, officers, employees and agents against all expenses incurred by them and each of them including but not limited to legal fees, judgments, penalties, and amounts paid in settlement or compromise, which may arise or be incurred, rendered, or levied in any legal action brought or threatened against any of them for or on account of any action or omission alleged to have been committed while acting within the scope of employment as director, officer, employee or agent of the corporation, whether or not any action is or has been filed against them and whether or not any settlement or compromise is approved by a court. Indemnification shall be made by the corporation whether the legal action brought or threatened is brought by or in the right of the corporation or by any other person. Whenever such director, officer, employee or agent shall report to the president of the corporation or the chairman of the board of directors that he or she has incurred or may incur expenses, including but not limited to legal fees, judgments, penalties, and amounts paid in settlement or compromise in a legal action brought or threatened against him or her for or on account of any action or omission alleged to have been committed by him or her while acting within the scope of his or her employment as a director, officer, employee or agent of the corporation, the board of directors shall, at its next regular or at a special meeting held within a reasonable time thereafter, determine in good faith whether, in regard to the matter involved in the action or contemplated action, such person acted, failed to act, or refused to act willfully or with gross negligence or with fraudulent or criminal intent. If the board of directors determines in good faith that such person did not act, fail to act, or refuse to act willfully or with gross negligence or with fraudulent or criminal intent in regard to the matter involved in the action or contemplated action, indemnification shall be mandatory and shall be automatically extended as specified herein, provided however, that no such indemnification shall be available with respect to liabilities under the Securities Act of 1933, and, provided further, that the corporation shall have the right to refuse indemnification in any instance in which the person to whom indemnification would otherwise have been applicable shall have unreasonably refused to permit the corporation, at its own expense and through counsel of its own choosing, to defend him or her in the action."

                                STATE OF ARIZONA
                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                            OF PHOENIX FUEL CO., INC.

            Pursuant to the provisions of Section 10-061, Arizona Revised Statutes, the undersigned corporation adopts the attached Articles of Amendment to its Articles of Incorporation.

            FIRST: The name of the corporation is Phoenix Fuel Co., Inc.

            SECOND: The document attached hereto as Exhibit A sets forth an amendment to the Articles of Incorporation which was adopted by the shareholders of the corporation of October 1, 1977 in the manner prescribed by the Arizona Revised Statutes.

            THIRD: The number of shares of the corporation outstanding at the time of such adoption was 560; and the number of shares entitled to vote thereon was 560.

            FOURTH: The designation and number of outstanding shares of each class or series entitled to vote thereon as a class or series were as follows:

            CLASS OR                            NUMBER OF
            SERIES                              SHARES
            ------                              ------
            Common Stock                             560

            FIFTH: The number of shares of each class or series entitled to vote thereon as a class or series voted for or against such amendment, respectively, was:

      CLASS OR                NUMBER OF               NUMBER OF
      SERIES                  SHARES FOR              SHARES AGAINST
      ------                  ----------              --------------
      Common                       560                     -0-

            SIXTH: No exchange, reclassification, or cancellation of issued shares was provided for in the amendment.

            SEVENTH: No change in the amount of stated capital was made by the amendment.

            DATED:      December 13, 1977.

                                                PHOENIX FUEL CO., INC.

                                                By /s/ J.W. Wilhoit
                                                -------------------------------
                                                        J.W. Wilhoit, President

                                                By /s/ T.A. Wilhoit
                                                -------------------------------
                                                        T.A. Wilhoit, Secretary

STATE OF ARIZONA        )
                        )  ss.
County of Maricopa      )

            The foregoing instrument was acknowledged before me this ___ day of December, 1977, by J. W. Wilhoit, President of Phoenix Fuel Co., Inc., an Arizona corporation, on behalf of the corporation.


                                          /s/ David Frazer
                                          -------------------------------
                                                Notary Public

My Commission Expires:

   July 7, 1980
-------------------

STATE OF ARIZONA        )
                        )  ss.
County of Maricopa      )

            The foregoing instrument was acknowledged before me this ___ day of December, 1977, by T. A. Wilhoit, Secretary of Phoenix Fuel Co., Inc., an Arizona corporation, on behalf of the corporation.


                                          /s/ David Frazer
                                          ---------------------------------
                                                Notary Public

My Commission Expires:

July 7, 1980
-------------------

                                    EXHIBIT A



1.    ARTICLE V is amended to read as follows:

                                   "ARTICLE V

No holder of common stock shall have the right or power to transfer, pledge, sell or otherwise dispose of any of the shares of the common stock of the corporation, nor shall any transfer, pledge, sale or other disposition thereof, unless such transfer be accomplished by right of inheritance or by operation of law, be valid and effective until the shares of common stock proposed to be transferred are first offered for sale to the corporation. Whenever tendered to the corporation for purchase, the corporation shall have the right to purchase any share or shares of said stock from the holder by paying therefor a price fixed by the valuation put upon said stock by the stockholders at their last annual meeting. If this corporation shall fail or refuse, for a period of ninety
(90) days after said shares of stock so offered, then the said stock shall be offered on a ratable basis to the other holders of stock of this corporation, and shall not be subject to the conditions hereinabove set forth. Upon the death of any stockholder, the corporation shall have the right and option to purchase the common stock of this corporation held by the deceased at the time of his death by paying therefor the price determined in accordance with this section. The purchase price therefor shall be paid in cash, within such time as shall be agreed upon by the personal representative of the deceased, and the corporation. Unless the corporation pays for such stock in cash or arrives at an agreement with the personal representative of the deceased within one year from the date such personal representative is legally qualified to act, then the personal representative of the deceased shall be authorized to offer such stock for sale to the other holders of stock in this corporation on a ratable basis according to the percentage ownership of the other stockholders. In the event that the other stockholders of stock in this corporation shall fail or refuse for a period of ninety (90) days after said shares of stock are offered for sale, to purchase the shares of stock so offered, the stockholder or personal representative of a deceased stockholder shall be authorized to offer such stock for sale to any other person or persons."

2.    ARTICLE VIII is amended to read as follows:

                                  "ARTICLE VIII

The holders from time to time of the common stock of the corporation shall have pre-emptive rights as to any new or existing class of stock then or thereafter authorized to be issued, including treasure stock. No resolution of the board of directors authorizing the issuance of stock to which pre-emptive rights shall attach may require such rights to be exercised within fewer than sixty days."

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                             PHOENIX FUEL CO., INC.


      This is to certify that a special meeting of the stockholders of PHOENIX FUEL CO., INC., an Arizona corporation, was held in Phoenix, Arizona, on the 18th day of April, 1960, written notice of the time, place and purpose of such meeting having been given to all of the stockholders more than thirty (30) days prior to the said meeting; all shares of the capital stock of the corporation were present, and by the unanimous vote of those present, the following sections of the Articles of Incorporation were amended to read as follows:

                                   ARTICLE IV

            The authorized amount of the capital stock of the corporation shall be five thousand (5,000) shares, of the par value of One Hundred Dollars ($100.00) each, and shall be paid for at such time and in such manner as the board of directors shall determine. All or any portion of the capital stock of the corporation may be issued in payment for real or personal property, services or any other thing of value, for the uses and purposes of the corporation, and when so issued shall be fully paid, the same as though paid for in cash, and the directors shall be the sole judges of the value of any property, right or thing acquired in exchange for capital stock. The shares of the capital stock of the corporation, when issued, shall be fully paid and nonassessable.

                                  ARTICLE VIII

            The highest amount of indebtedness or liability, direct or contingent, to which the corporation shall at any time subject itself, shall be THREE HUNDRED THIRTY-THREE THOUSAND, THREE HUNDRED THIRTY-THREE DOLLARS ($333,333.00).

      IN WITNESS WHEREOF, the undersigned, as president and secretary, respectively, of the said corporation, have hereunto affixed their signatures and the seal of said corporation this 19th day of April, 1960.


                                        /s/ J.W. Wilhoit
                                        -----------------------------------
                                        J. W. Wilhoit, President



ATTEST:


/s/ Christine M. Wilhoit
-----------------------------------
Christine M. Wilhoit, Secretary


STATE OF ARIZONA        )
                        )   ss
County of Maricopa      )

      On this, the 19th day of April, 1960, before me, the undersigned Notary Public, personally appeared J. W. WILHOIT and CHRISTINE M. WILHOIT, who acknowledged themselves to be the president and secretary, respectively, of PHOENIX FUEL CO., INC., a corporation, and as such president and secretary, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing their names as said president and secretary.

      IN WITNESS WHEREOF I have hereunto set my hand and official seal.


                                    /s/ Richard G. Kleindienst
                                    ----------------------------------
                                    Notary Public

My Commission Expires:

January 16, 1963
-----------------------

                            ARTICLES OF INCORPORATION

                                       OF

                             PHOENIX FUEL CO., INC.

                                    ---------


KNOW ALL MEN BY THESE PRESENTS:

            That we, the undersigned, having associated ourselves together for the purpose of forming a corporation under and by virtue of the laws of the State of Arizona, do hereby adopt the following Articles of Incorporation:

                                   ARTICLE I.

            The name of the corporation shall be PHOENIX FUEL CO., INC., and its principal place of business within the State of Arizona shall be in the City of Phoenix, in the County of Maricopa, in said State, but the board of directors may designate other places, either within or without the State of Arizona, where other offices may be established and maintained, and all corporate business transacted.

                                   ARTICLE II.

            The names, residences and post office addresses of the incorporators are as follows:

            F. A. Wilhoit                 5208 North 19th Drive
                                          Phoenix, Arizona

            Christine M. Wilhoit          5208 North 19th Drive
                                          Phoenix, Arizona

            J. William Wilhoit            5208 North 19th Drive
                                          Phoenix, Arizona

                                  ARTICLE III.

           The general nature of the business in which the corporation shall engage is as follows:

            1. To buy, sell, market, transport and otherwise deal in and with respect to petroleum products of all kinds and classes;

            2. To issue such notes, bonds, debentures, contracts, or other security or evidences of indebtedness upon such terms and conditions and in such manner and form as may be prescribed or determined by the board of directors;

            3. To purchase, acquire, own, hold, sell, assign, transfer, mortgage, pledge, or otherwise to acquire, dispose of, hold or deal in the shares of the stock, bonds, debentures, notes or other security or evidences of indebtedness of this or any other corporation, association or individual, and to exercise all the rights, powers and privileges of ownership, including the right to vote thereon to the same extent as a natural person might or could do;

            4. To lend or invest the funds, with or without security, upon such terms and conditions as shall be prescribed or determined by the board of directors;

            5. To borrow money and to issue bonds, debentures, notes, contracts, and other evidences of indebtedness or obligations, and from time to time for any lawful purpose to mortgage, pledge and otherwise charge any or all of its properties, property rights, privileges and assets to secure the payment thereof;

            6. To act as agent, trustee, broker, or in any other fiduciary or representative capacity;

            7. To purchase, own, hold or hypothecate any patent rights, privileges, trademarks, or secret processes;

            8. To act as surety or guarantor and to underwrite in whole or in part, any contract, issue of stock, bonds, debentures or other securities or evidences of indebtedness of any other corporation or association, or of any person or persons;

            9. To supervise and to manage or otherwise control properties or property rights and to manage and conduct any business, venture or enterprise for other persons, corporations or associations;

            10. To make and perform contracts of every kind and description, and in carrying on its business, or for the purpose of attaining and furthering any of its objects, to do any and all things which a natural person might or could do, and which now or hereafter may be authorized by law, and in general to do and perform such acts and things and transact such business in connection with the foregoing objects, not inconsistent with law, as may be necessary and required.

            The designation of any object or purpose herein shall not be considered to be a limitation on qualification or in any manner to limit or restrain the purposes and objects of the corporation.

                                   ARTICLE IV.

            The authorized amount of the capital stock of the corporation shall be one thousand (1,000) shares, of the par value of one hundred dollars ($100.00) each, and shall be paid for at such time and in such manner as the board of directors shall determine. All or any portion of the capital stock of the corporation may be issued in payment for real or personal property, services or any other thing of value, for the uses and purposes of the corporation, and when so issued, shall be fully paid, the same as though paid for in cash, and the directors shall be the sole judges of the value of any property, right or thing acquired in exchange for capital stock. The shares of the capital stock of the corporation, when issued, shall be fully paid and non-assessable.

                                   ARTICLE V.

            The time of the commencement of the corporation shall be from the date of the issuance to it of the certificate of incorporation by the Arizona Corporation Commission, and it shall endure for the term of twenty-five (25) years thereafter, with the privilege of renewal as provided by law.

                                  ARTICLE VI.

            The affairs of the corporation shall be conducted by a Board of Directors and such officers as the directors may elect or appoint. The officers and directors need not be stockholders of the corporation. The number of directors shall be not less than three (3) nor more than five (5). Directors shall hold office for one year, or until their successors are elected and qualified, and shall be elected by the stockholders of the corporation at the annual meeting thereof to be held at 10:00 o'clock A.M. on the second Monday in January of each year, commencing with the year 1953. The time for holding the annual meeting of the stockholders may be altered by the majority vote of the stockholders at any meeting thereof.

            Until the first annual meeting of the stockholders and until their successors have been elected and qualified, the following named persons shall be directors of the corporation:

                                       F. A. Wilhoit
                                       Christine M. Wilhoit
                                       J. William Wilhoit

            In furtherance, and not in limitation of the powers conferred by law, the board of directors is expressly authorized to adopt, amend and rescind bylaws for the corporation, and to fill vacancies in any office or in the board of directors resulting from any cause.

                                  ARTICLE VII.

            The private property of the stockholders, directors and officers of the corporation shall at all times be exempt from all corporate debts and liabilities whatsoever.

                                  ARTICLE VIII.

            The highest amount of indebtedness or liability, direct or contingent, to which the corporation shall at any time subject itself, shall be SIXTY-SIX THOUSAND, SIX HUNDRED SIXTY-SIX DOLLARS ($66,666.00).

                                   ARTICLE IX.

            RICHARD G. KLEINDIENST, whose address is 619 Title & Trust Building, Phoenix, Arizona, and who has been a bona fide resident of the State of Arizona for more than three (3) years last past, is hereby appointed and designated Statutory Agent for the corporation for the State of Arizona, upon whom service of process may be had.

            IN WITNESS WHEREOF, we have hereunto set our hands and seals this 6th day of January, 1953.


                                          /s/ F.A. Wilhoit
                                          -----------------------------------
                                          /s/ Christine M. Wilhoit
                                          -----------------------------------
                                          /s/ J. William Wilhoit
                                          -----------------------------------

STATE OF ARIZONA        )
                        )   ss.
County of Maricopa      )

            On this, the 6th day of January, 1953, before me the undersigned Notary Public, personally appeared F. A. WILHOIT, CHRISTINE M. WILHOIT and J. WILLIAM WILHOIT, known to me to be the persons whose names are subscribed to the foregoing instrument, and acknowledged that they executed the same for the purposes therein contained.

            IN WITNESS WHEREOF I hereunto set my hand and official seal.

                                          /s/ Richard G.Kleindienst
                                          -----------------------------------
                                                 Notary Public
My commission expires:

      January 16, 1955
-----------------------------